Exhibit No. 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-70332 on Form S-8, Registration Statement No. 333-78157 on Form S-4, Registration Statement No. 333-104951 on Form S-8, Registration Statement No. 333-104952 on Form S-8, Registration Statement No. 333-155418 on Form S-3, Registration Statement No. 333-155418-03 on Form S-3, Registration Statement No. 333-155418-04 on Form S-3, Registration Statement No. 333-155418-05 on Form S-3, Registration Statement No. 333-155541 on Form S-8, and Registration Statement No. 333-155543 on Form S-8 of our reports dated February 28, 2011, relating to the consolidated financial statements and consolidated financial statement schedule of Progress Energy, Inc. and subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2010.

/s/ Deloitte & Touche LLP

Raleigh, North Carolina
February 28, 2011